CONSULTANT SERVICES PLAN

THIS CONSULTANT SERVICES PLAN ("Plan") is made as of the 17th day of May, 1999, by AMERICAN MILLENNIUM CORPORATION, INC., a New Mexico corporation ("Company"), for each of the various consultants below ("Consultants").

                                R E C I T A L S:

         The Company wishes to grant, and the Consultants wishes to receive, as compensation for consultation services provided to the Company, the Shares of the common stock of the Company ("Common Stock"), all pursuant to the provisions set forth herein;

         NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars, premises, mutual promises, covenants, terms and conditions herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

1. Grant of Shares. The Company hereby grants to the Consultants the following shares of Common Stock (the "Shares") in the Company.

         Name                     # of Shares     Service Type
         Bruce Bacon              50,000          Technical Consulting
         James Belknap            5,000           Technical Consulting
         Brusse Bevers            2,500           Marketing Consulting
         Lynn Crawford            2,500           Marketing Consulting
         Linda Moore              2,500           Records Administration
         William Parker           10,000          Research & Development
         Renee Riegler            50,000          Business Administration
         James Statham            250,000         Business Development
         Phyllis Watwood          20,000          Business Administration
         Terry Wigton             50,000          Business Development

2. Services. Consultants have been engaged by the Company as described above and the Company has received business consultation and administrative services as requested by the Board of Directors.

3. Compensation. Consultants' compensation is the Shares identified herein. The parties agree the Shares are valued at $0.385 each. Consultants are responsible for all income taxes.

4. Registration or Exemption. Notwithstanding anything to the contrary contained herein, the Shares may not be issued unless the Shares are registered pursuant to the Securities Act of 1933, as amended ("Act"), and any applicable state securities acts, or for such Shares not so registered, the Company has reasonably determined that such issuance

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         would be exempt from the registration requirements of the Act and applicable state securities laws.

5. Delivery of Shares. The Company shall deliver, subject to the terms and conditions of this Plan, to the Consultant, as soon as practicable, a Certificate representing the Shares. Consultant agrees to be bound by the terms and conditions under the Plan by accepting delivery of the Shares.

6. Company's Rights and Florida Delivery. The existence of the Shares and/or this Plan shall not affect in any way the rights of the Company to conduct its business.

7. Disclosure. Consultant agrees to having read and fully considered the disclosures under Exhibit "A" attached hereto and incorporated herein by reference.

8. Waiver. No waiver is enforceable unless in writing and signed by such waiving party, and any waiver shall not be construed as a waiver by any other party or of any other or subsequent breach.

9. Amendments. This Plan may not be amended unless by the mutual consent of all of the parties hereto in writing.

10. Governing Law. This Plan shall be governed by the laws of the State of Florida, and the sole venue for any action arising hereunder shall be Lake County, Florida.

11. Assignment and Binding Effect. Neither this Plan nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except as otherwise provided herein. This Plan shall be binding upon and for the benefit of the parties hereto and their respective heirs, permitted successors, assigns and/or delegates.

12. Integration and Captions. This Plan includes the entire understanding of the parties hereto with respect to the subject matter hereof. The captions herein are for convenience and shall not control the interpretation of this Plan.

13. Legal Representation. Each party has been represented by independent legal counsel in connection with this Plan, or each has had the opportunity to obtain independent legal counsel and has waived such right, and no tax advice has been provided to any party.

14. Construction. Each party acknowledges and agrees having had the opportunity to review, negotiate and approve all of the provisions of this Plan.

15. Cooperation. The parties agree to execute such reasonable necessary documents upon advice of legal counsel in order to carry out the intent and purpose of this Plan as set forth herein above.

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16.      Hand-Written Provisions. Any hand-written provisions hereon, if any, or attached hereto, which have been initialed by all of the parties hereto, shall control all typewritten provisions in conflict therewith.

17. Fees, Costs and Expenses. Each of the parties hereto acknowledges and agrees to pay, without reimbursement from the other party (ies), the fees, costs, and expenses incurred by each such party incident to this Plan.

18. Consents and Authorizations. By the execution hereinbelow, each party acknowledges and agrees that each such party has the full right, power, legal capacity and authority to enter into this Plan, and the same constitutes a valid and legally binding Plan of each such party in accordance with the terms, conditions and other provisions contained herein.

19. Gender and Number. Unless the context otherwise requires, references in this Plan in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.

20. Severability. In the event anyone or more of the provisions of this Plan shall be deemed unenforceable by any court of competent jurisdiction for any reason whatsoever, this Plan shall be construed as if such unenforceable provision had never been contained herein.

21.      Counterparts.  This Plan may be executed in counterparts.

22.      Facsimile.    This Plan may be executed by facsimile.

AMERICAN MILLENNIUM CORPORATION, INC.


/s/ Andrew F. Cauthen
------------------------------------------------------------
By: Andrew F. Cauthen, President and Chief Executive Officer


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                                   EXHIBIT "A"

Item 1 - Plan Information

(a)      General Plan Information

         1. The title of the Plan is: Consultant Services Plan ("Plan") and the name of the registrant whose securities are to be offered pursuant to the Plan is American Millennium Corporation, Inc. ("Company").

         2. The general nature and purpose of the Plan is to grant Consultants 442,500 shares of the Company as compensation for consultation services to be rendered to the Company.

         3. To the best of Company's knowledge, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

         4. The Company shall act as Plan Administrator. The Company's address and telephone number are - 303 North Baker Street, Suite 200, Mount Dora, Florida 32757 and (352)735-0116. The Company, as administrator of the Plan, will merely issue to the Consultant shares of Common Stock pursuant to the terms of the Plan.

(b) Securities to be Offered. Pursuant to the terms of the Plan, shares of the Company's common stock will be offered.

(c) Employees Who May Participate in the Plan. Consultants are the sole participants in this Plan. Consultants are eligible to receive the securities provided the securities have been registered or are exempt from registration under the Securities Act of 1933, as amended (the "Act").

(d) Purchase of Securities Pursuant to the Plan. The Company shall issue and deliver the underlying securities to Consultants as soon as practicable.

(e) Resale Restrictions. Consultants, after receipt of the Shares, may assign, sell, convey or otherwise transfer the securities received, subject to the requirements of the Act.

(f) Tax Effects of Plan Participation. The Consultant Services Plan is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

(g)      Investment of Funds.  n/a

(h) Withdrawal from the Plan; Assignment of Interest. Withdrawal or termination as to the Plan may occur upon mutual written consent of the parties. Consultants have the right to assign or hypothecate Consultant's interest in the Plan, subject to Plan provisions.

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(i)      Forfeitures and Penalties.  n/a

(j)      Charges and Deductions and Liens Therefore.  n/a

Item 2 -Registrant Information and Employee Plan Annual Information.

Registrant, upon oral or written request by Consultants, shall provide, without charge, the documents incorporated by reference in Part II, Item 3 of Company's Form S-8 Registration Statement for the securities as well as any other documents required to be delivered pursuant to SEC Rule 428(b) (17 CFR Section 230.428(b)). All requests are to be directed to the Company at the address provided in paragraph (a)(4) above.

AMERICAN MILLENNIUM CORPORATION, INC.


/s/   Andrew F. Cauthen
------------------------------------------------------------
By: Andrew F. Cauthen, President and Chief Executive Officer


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